Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-54871, 033-54873, 033- 54875, 333-39533, 333-39531, 333-49371, 333-61897, 333-80967, 333-46228, 333-56146, 333-108033, 333-119472, 333-137483, 333-144957, 333-153801, 333-160247, 333-175609, 333-185587, 333-192412, and 333-196841 on Form S-8, of our reports dated March 31, 2015, relating to the consolidated financial statements and financial statement schedule of Best Buy Co., Inc., and subsidiaries (“the Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company’s change in fiscal year end from the Saturday nearest the end of February to the Saturday nearest the end of January, effective for fiscal year 2013), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Best Buy Co., Inc. for the fiscal year ended January 31, 2015.

Minneapolis, Minnesota
March 31, 2015